UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

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SCOPUS BIOPHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

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Scopus BioPharma Announces Adjournment of Annual Meeting of Stockholders

New York, New York, October 8, 2021 – Scopus BioPharma Inc. (Nasdaq: “SCPS”), a clinical-stage biopharmaceutical company developing transformational therapeutics for serious diseases with significant unmet medical need, today announced that, on October 8, 2021, its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) was adjourned to 1:00 p.m., Eastern time, on Friday, November 5, 2021, without any business being conducted, pursuant to a Stipulation and Court Order approved by the Delaware Court of Chancery between Scopus and Morris C. Laster, M.D. in connection with Dr. Laster’s pending claims against Scopus in the Delaware Court of Chancery. Notwithstanding the Stipulation and Court Order requiring Dr. Laster to cause all shares of Scopus common stock held by him to be present in person or by proxy at the Annual Meeting and any adjournments thereof exclusively for the purposes of establishing a quorum at the meeting, Dr. Laster failed to satisfy this requirement by both not attending the Annual Meeting in person and not making his shares present by proxy.

The adjourned meeting will be held by means of remote communication and can be accessed via the following URL: http://www.cesonlineservices.com/scps21_vm. The record date for the Annual Meeting will remain August 16, 2021.

Scopus continues to solicit votes from its stockholders with respect to the proposals set forth in Scopus’ proxy statement dated September 16, 2021. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked, and stockholders who have previously submitted a proxy or otherwise voted and who do not want to change their vote need not take any action.

Scopus encourages all stockholders who own their shares as of the close of business on August 16, 2021 who have not yet voted to do so as soon as possible. Stockholders who have any questions or require any assistance completing a proxy or voting instruction form or who do not have the required materials, may contact Scopus’ proxy solicitor, Morrow Sodali LLC, by calling collect at (203) 561-6945 or toll-free at (800) 662-5200 or by emailing SCPS@investor.morrowsodali.com.

About Scopus BioPharma

Scopus BioPharma Inc., both directly and through subsidiaries, is a clinical-stage biopharmaceutical company developing transformational therapeutics for serious diseases with significant unmet medical need. The company’s lead drug candidate is a novel, targeted immuno-oncology RNA therapy for the treatment of multiple cancers. This drug candidate is highly distinctive, encompassing both RNA therapy and immunotherapy by synthetically linking siRNA to an oligonucleotide TLR9 agonist, creating the potential for targeted gene silencing with simultaneous TLR stimulation and immune activation in the tumor microenvironment. Additional STAT3-targeting immunotherapy drug candidates include bifunctional antisense and DNA-binding inhibition therapies. The company is also seeking to develop additional drug candidates and to identify additional compelling technologies for potential acquisition, in-licensing and/or other similar transactions. Receive updates by following Scopus BioPharma on Twitter here.

Forward-Looking Statements

This press release may include forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the company’s Form 10-K for the fiscal year ended December 31, 2020, as amended, filed with the U.S. Securities and Exchange Commission (“SEC”)) and uncertainties which could cause actual results to differ from the forward-looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Further, there can be no assurance that the company will identify and/or consummate any transaction relating to any additional technologies.

Contacts

Rodd Leeds/David Waldman

Crescendo Communications, LLC

Tel: (212) 671-1020

Email: SCPS@crescendo-ir.com

Hugh Burns/Delia Cannan/Nicholas Leasure

Reevemark

Tel: (212) 433-4600

Email: scopus@reevemark.com